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                                                                    EXHIBIT 99.1

                AEROPOSTALE REPORTS RECORD SECOND QUARTER RESULTS

 ---Earnings Per Share of $0.19 Versus Earnings Per Share of $0.05 Last Year---

                ---Revenues Increase 50.0% Versus Prior Year ---

         --- Comparable Store Sales Increase 20.0% Versus Prior Year ---


NEW YORK, NEW YORK, AUGUST 19, 2004 --- Aeropostale, Inc. (NYSE: ARO), a mall-based specialty retailer of active and casual apparel for the teen market, today reported record results for the fiscal second quarter ended July 31, 2004.

Net income for the quarter ended July 31, 2004 was $10.9 million or $0.19 per diluted share versus net income of $2.7 million or $0.05 per diluted share in the comparable quarter in the prior year. The Company noted that the reported earnings were higher than the company's previously issued guidance and current First Call consensus estimate of $0.17 per diluted share.

Net sales for the quarter ended July 31, 2004 increased 50.0% to $194.9 million versus $129.9 million in the comparable period. Comparable store sales for the second quarter of fiscal 2004 increased 20.0% compared to an increase of 9.2% in the same period in the prior year.

Julian R. Geiger, Chairman and Chief Executive Officer, said, "During the second quarter, we were able to perform at a high level and achieve record sales and earnings because of the ongoing strength of our brand, our merchandise assortment, and our continuing dedication to improving execution. Our ability to translate significant top line growth into meaningful operating margin expansion underscores the advantages of our unique operating formula. During the first half of fiscal 2004, we were able to improve our earnings per share by 275% compared to the same period last year. In addition, our back-to-school selling season has had a strong start and we believe we are well positioned to build on our positive momentum as we head into fall."

The company also today updated guidance for the third quarter. For the third quarter, the company is comfortable with current consensus of $0.51 per diluted share.

The company will be holding a conference call today at 4:15 P.M. to review its fiscal 2004 second quarter results. The broadcast will be available through the `Investor Relations' link at www.aeropostale.com and at www.fulldisclosure.com. To listen to the broadcast, your computer must have Windows Media Player installed. If


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you do not have Windows Media Player, go to the latter site prior to the call, where you can download the software for free.

ABOUT AEROPOSTALE, INC.

Aeropostale, Inc. (www.aeropostale.com) is a mall-based specialty retailer of casual apparel and accessories that targets both young women and young men aged 11 to 20. The company provides customers with a selection of high-quality, active-oriented, fashion basic merchandise in a high-energy store environment. The company maintains complete control over the proprietary brand by designing and sourcing all of its own merchandise. Aeropostale products can be purchased only in its stores, which sell Aeropostale merchandise exclusively.

The first Aeropostale store was opened in 1987. The company currently operates 524 stores in 42 states.

Special Note: Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties, including statements regarding the company's strategic direction, prospects and future results. Certain factors, including factors outside of our control, may cause actual results to differ materially from those contained in the forward-looking statements. These factors include the company's ability to implement its growth strategy successfully, changes in consumer fashion preferences, economic and other conditions in the markets in which we operate, competition, seasonality and the other risks discussed in the company's Form 10-K for the year ended January 31, 2004 filed with the Securities and Exchange Commission, which discussions are incorporated in this release by reference.


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EXHIBIT A

                                AEROPOSTALE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                JULY 31,     JANUARY 31,    AUGUST 2,
                                                  2004          2004          2003
                                                --------      --------      --------
ASSETS
Current Assets:
  Cash and cash equivalents ..............      $ 97,302      $138,356      $ 76,222
  Merchandise inventory ..................        99,215        61,807        91,760
  Other current assets ...................        36,904        12,284        23,812
                                                --------      --------      --------
     Total current assets ................       233,421       212,447       191,794
Fixtures, equipment and improvements, net        111,482        92,578        85,990
Other assets .............................         3,440         2,023         8,781
                                                --------      --------      --------
TOTAL ASSETS .............................      $348,343      $307,048      $286,565
                                                ========      ========      ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable .......................      $ 59,350      $ 30,477      $ 59,159
  Accrued expenses .......................        35,875        41,091        35,262
                                                --------      --------      --------
     Total current liabilities ...........        95,225        71,568        94,421
Other non-current liabilities ............        60,940        49,787        45,548
Stockholders' equity .....................       192,178       185,693       146,596
                                                --------      --------      --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $348,343      $307,048      $286,565
                                                ========      ========      ========


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


EXHIBIT B

                                AEROPOSTALE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
                               SELECTED STORE DATA
                 (IN THOUSANDS, EXCEPT PER SHARE AND STORE DATA)


                                                                                  13 WEEKS ENDED
                                                                                  --------------
                                                                    JULY 31, 2004                      AUGUST 2, 2003
                                                                    -------------                      --------------
                                                                               % OF SALES                          % OF SALES
                                                                             -------------                       -------------
Net sales ............................................      $     194,852            100.0%      $     129,944           100.0%
Cost of sales (including certain buying, occupancy and
warehousing expenses) ................................            135,366             69.5              94,362            72.6
                                                            -------------    -------------       -------------   -------------
Gross profit .........................................             59,486             30.5              35,582            27.4
Selling, general and administrative expenses .........             41,925             21.5              31,342            24.1
                                                            -------------    -------------       -------------   -------------
Income from operations ...............................             17,561              9.0               4,240             3.3
Interest income, net .................................                201              0.1                 253             0.2
                                                            -------------    -------------       -------------   -------------
Income before income taxes ...........................             17,762              9.1               4,493             3.5
Income taxes .........................................              6,865              3.5               1,751             1.4
                                                            -------------    -------------       -------------   -------------
Net income ...........................................      $      10,897              5.6%      $       2,742             2.1%
                                                            =============    =============       =============   =============
Basic net income per share ...........................      $        0.20                        $        0.05
                                                            =============                        =============
Diluted net income per share .........................      $        0.19                        $        0.05
                                                            =============                        =============
Basic weighted average number of shares outstanding*..             55,663                               54,041
Diluted weighted average number of shares outstanding*             57,287                               58,145

STORE DATA:
Comparable store sales ...............................               20.0%                                 9.2%
Stores open at end of period .........................                521                                  427
Total gross square footage at end of period ..........          1,832,060                            1,498,920


*as adjusted for 3-for-2 stock split effected April 26, 2004


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


EXHIBIT C

                                AEROPOSTALE, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND

                               SELECTED STORE DATA

                 (IN THOUSANDS, EXCEPT PER SHARE AND STORE DATA)

                                                                                  26 WEEKS ENDED
                                                                                  --------------
                                                                    JULY 31, 2004               AUGUST 2, 2003
                                                                    -------------               --------------
                                                                           % OF SALES                     % OF SALES
                                                                           ----------                     ----------
Net sales ............................................      $  362,506          100.0%      $  242,155         100.0%
Cost of sales (including certain buying, occupancy and
warehousing expenses) ................................         253,913           70.0          176,323          72.8
                                                            ----------     ----------       ----------    ----------
Gross profit .........................................         108,593           30.0           65,832          27.2
Selling, general and administrative expenses .........          81,030           22.4           58,309          24.1
                                                            ----------     ----------       ----------    ----------
Income from operations ...............................          27,563            7.6            7,523           3.1
Interest income, net .................................             460            0.1              434           0.2
                                                            ----------     ----------       ----------    ----------
Income before income taxes ...........................          28,023            7.7            7,957           3.3
Income taxes .........................................          10,865            3.0            3,103           1.3
                                                            ----------     ----------       ----------    ----------
Net income ...........................................      $   17,158            4.7%      $    4,854           2.0%
                                                            ==========     ==========       ==========    ==========
Basic net income per share ...........................      $     0.31                      $     0.09
                                                            ==========                      ==========
Diluted net income per share .........................      $     0.30                      $     0.08
                                                            ==========                      ==========
Basic weighted average number of shares outstanding*..          55,742                          53,586
Diluted weighted average number of shares outstanding*          57,494                          57,926

STORE DATA:
Comparable store sales ...............................            19.5%                            5.5%

*as adjusted for 3-for-2 stock split effected April 26, 2004


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